FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Union Street Trust II

Fund	Fidelity Municipal Money Market Fund
Trade Date	12/7/2016
Settle Date	12/21/2016
Security Name	CT ST 4% 11/1/17
CUSIP	20772J4U3
Price	102.433
Transaction Value	$ 27,964,209.00
Class Size	$ 327,440,000.00
% of Offering	8.337%
Underwriter Purchased From	Wells Fargo Bank NA
Underwriting Members: (1)	William Blair
Underwriting Members: (2)	Barclays
Underwriting Members: (3)	Janney Montgomery Scott
Underwriting Members: (4)	Jefferies
Underwriting Members: (5)	Ramirez & Co., Inc.
Underwriting Members: (6)	BofA Merrill Lynch
Underwriting Members: (7)	Cabrera Capital Markets, LLC
Underwriting Members: (8)	Citigroup
Underwriting Members: (9)	Estrada Hinojosa & Company Inc.
Underwriting Members: (10)	Fidelity Capital Markets
Underwriting Members: (11)	Goldman Sachs & Co.
Underwriting Members: (12)	Loop Capital Markets
Underwriting Members: (13)	Morgan Stanley
Underwriting Members: (14)	Raymond James
Underwriting Members: (15)	Roosevelt & Cross Incorporated
Underwriting Members: (16)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (17)	The Williams Capital Group, L.P.
Underwriting Members: (18)	Wells Fargo Securities